Exhibit 10.2

TRANSITION AND SEPARATION AGREEMENT
This Transition and Separation Agreement (this “Agreement”) is made and entered into as of August 21, 2017 (the “Effective Date”), by and between Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), and Craig T. Monaghan (the “Executive”).
WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement, dated December 30, 2011, as amended by the First Amendment to such agreement, dated March 7, 2012 (as so amended, the “Employment Agreement”), pursuant to which the Executive serves as President and Chief Executive Officer of the Company;
WHEREAS, the Executive has elected to voluntarily retire as director, President and Chief Executive Officer of the Company and in connection with the succession planning of the Company, the parties hereto have expressed their desire to have the Executive continue in the position of President and Chief Executive Officer until 11:59 p.m., Eastern time, on December 31, 2017 (the “Transition Date”), at which time the Executive shall relinquish his title as President and Chief Executive Officer and, effective January 1, 2018, for the Executive to be appointed to serve as the Vice Chairman of the Company’s Board of Directors (the “Board”) and continue employment as Special Advisor of the Company; and
WHEREAS, the parties hereto wish to enter into this Agreement setting forth the terms and conditions of the Executive’s continued employment as President and Chief Executive Officer of the Company and thereafter as Vice Chairman of the Board and Special Advisor of the Company, as well as his ultimate termination therefrom upon the Separation Date (as defined below).
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and the Executive hereby agree as follows:
Section 1.Continued Employment.

(a)The Executive’s employment from the Effective Date through the Transition Date shall continue to be governed by the Employment Agreement; provided, however, (i) the Executive agrees that in addition to the duties and responsibilities set forth in the Employment Agreement, the Executive shall begin the process of transitioning his role, as reasonably requested by the Board from time to time during such period, to ensure an orderly transition of role on the Transition Date, and (ii) in no event shall the Executive assert any “Good Reason” claim thereunder as a result of any activities contemplated under clause (i) hereof.

(b)On the Transition Date, the Employment Agreement shall terminate (except to the extent any provisions are expressly incorporated herein), and the Executive’s continued employment with the Company, which shall continue through April 30, 2019 (the “Transition Period”), unless earlier terminated by the Company or by the Executive for any reason with ten (10) days’ prior written notice, or by reason of the Executive’s death (as applicable, the “Separation Date”), shall be governed by this Agreement.

Section 2.Titles, Duties and Responsibilities following the Transition Date.

(a)Effective (i) as of the Transition Date, the Executive will (x) relinquish his title as President and Chief Executive Officer of the Company and will be relieved from any duties and responsibilities associated therewith, and (y) except with respect to the titles and roles set forth in clause (ii) hereof, resign (without further action by the Executive) from all positions the Executive held as an officer, director, manager, or employee of, and relinquish all titles and authorities with respect to, the Company and its subsidiaries and affiliates (collectively, the “Company Group”), and will promptly execute such documents and take such actions as may be necessary or reasonably requested by any member of the Company Group to effectuate or memorialize the resignation from such positions and relinquishment of such titles and authorities, and (ii) as of January 1, 2018, (x) be appointed to serve as the Vice Chairman of the Board, which he will serve as through the earlier to occur of the Separation Date and the date of the Company’s annual shareholder meeting in 2018 (the “2018 Meeting Date”), and (y) continue his employment with the Company through the Separation Date as non-executive Special Advisor to the Company, with primary duties and responsibilities relating to the provision of transition services to the Company’s new Chief Executive Officer and Chief Financial Officer, as the same may reasonably be requested from time to time, together with such other duties and responsibilities as may reasonably be assigned to the Executive by the Board from time to time. In addition to relinquishing the role of Vice Chairman of the Board on the 2018 Meeting Date, the Executive shall resign (without further action by the Executive), effective as of the 2018 Meeting Date (unless the Separation Date occurs prior thereto), from the Board and all positions he held as a member of the Board (including, if applicable, any committee or sub-committee memberships), and will promptly execute such documents and take such actions as may be necessary or reasonably requested by any member of the Company Group to effectuate or memorialize the resignation from such positions and relinquishment of such titles and authorities.
(b)During the Transition Period, the Executive shall devote such time, attention, skill, and efforts to the performance of his duties under this Agreement as shall be appropriate and necessary under the circumstances and shall not engage in any activity that (i) conflicts with the interests of the Company, (ii) interferes with the proper and efficient performance of the Executive’s duties hereunder, or (iii) interferes with the Executive’s exercise of judgment in the Company’s best interests. Notwithstanding the foregoing, nothing herein shall preclude the Executive from (w) serving, with the prior approval of the Board (which approval shall not be unreasonably withheld) as a member of the boards of directors or advisory boards (or their equivalents in the case of non-corporate entities) of non-competing businesses and charitable organizations, (x) with the prior approval of the Board (which approval shall not be unreasonably withheld), engaging in other non-competing, for-profit or not-for-profit activities, (y) engaging in charitable activities and community affairs, and (z) managing his personal investments and affairs; provided, however, that the activities set out in clauses (w), (x), (y), and (z) shall be limited by the Executive so as not to materially interfere, individually or in the aggregate, with the performance of his duties and responsibilities hereunder.

Section 3.Compensation and Benefits. During the Transition Period, the Executive shall be entitled to the following compensation and benefits:

(a)Base Salary and Annual Bonus. During the Transition Period, the Company will provide the Executive with a monthly base salary equal to $50,000, payable in accordance with the Company’s regular payroll practices. The Executive will not be eligible to receive any annual bonus in respect of calendar year 2018 or 2019 under the Company’s Corporate Office Incentive Program (the “Bonus Plan”) or otherwise.

(b)Benefits, Expenses and Perquisites. The provisions of Section 3(d) (Vacation), 3(e) (Expenses), 3(f) (Benefits), and the first sentence of 3(g) (Automobiles) of the Employment Agreement are incorporated herein by reference and made a part hereof, but with references in such sections to “the Term” referring instead to the Transition Period hereunder. For the avoidance of doubt, during the Transition Period, the Executive shall not be entitled to the monthly car allowance set forth in the second sentence of Section 3(g) of the Employment Agreement.

(c)Treatment of Equity. The Executive shall continue to vest in all of his equity awards of the Company through the Separation Date in accordance with the terms thereof.

Section 4.Termination of Employment and Directorship.

(a)Upon the Separation Date:

(i)the Executive’s employment with the Company Group shall terminate;

(ii)the Executive’s salary and benefits from the Company Group will cease to accrue (except as described below) and the Executive will no longer have any right to contribute to any employee benefit plans or programs of any member of the Company Group;

(iii)the Executive will resign (without further action by the Executive) from all positions the Executive held as an officer, director, manager, or employee of, and relinquish all titles and authorities with respect to, the Company Group, and will promptly execute such documents and take such actions as may be necessary or reasonably requested by any member of the Company Group to effectuate or memorialize the resignation from such positions and relinquishment of such titles and authorities; and

(iv)the Executive’s separation on the Separation Date will be a “separation from service,” as defined in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and official guidance issued thereunder.

(b)Provided that the Separation Date occurs either as a result of (x) the expiration of the Transition Period or (y) the Company’s termination of Executive’s employment during the Transition Period without Cause (as defined in the Employment Agreement, but with references in such definition to “the Agreement” referring instead to this Agreement), subject to the Executive’s execution, delivery, and non-revocation of the general release of claims attached hereto as Exhibit A (the “Bring-Down Release”), within the time period set forth therein, and the Executive’s continued compliance with Section 6 hereof, the Company will:

(i)if such termination is described in clause (y) above:

(A) pay the Executive a lump-sum payment equal to the remaining monthly base salary payments that would otherwise have been paid pursuant to Section 3(a) hereof had no such termination occurred, which will be paid no later than the first regular payroll date of the Company occurring after the Release Effective Date (as defined in the Bring-Down Release);
(B)continue the vesting of all equity awards of the Company through expiration of the Transition Period in accordance with the terms thereof (as if no such termination occurred); and

(C)to the extent not yet paid, pay the Executive the annual bonus payable in respect of calendar year 2017 under the Bonus Plan in the ordinary course as if no such termination of employment had occurred; and

(ii)pay the Executive a lump-sum payment equal to $200,000, which will be paid no later than the first regular payroll date of the Company occurring after the Release Effective Date (the “Additional Consideration”);

Section 5.Release of Claims.

(a)In exchange for the payments and benefits set forth in this Agreement and the Company’s obligations set forth herein, the Executive and his affiliates, heirs, beneficiaries, personal representatives, agents, successors, and assigns and their respective successors and assigns (collectively, the “Releasing Parties”) hereby forever knowingly, voluntarily, unconditionally, and absolutely release, acquit, remise, and discharge the Company Group, and each member of the Company Group’s past, present, and future officers, directors, managers, stockholders, members, employees, trustees, agents, representatives, affiliates, successors, and assigns, including all affiliated dealerships (collectively, the “Released Parties”), from any and all claims, claims for relief, demands, actions, and causes of action of any kind or description whatsoever, known or unknown, whether arising out of contract, tort, statute, treaty, or otherwise, in law or in equity, which a Releasing Party now has, has had, or may hereafter have against any of the Released Parties) (each a “Potential Claim”) from the beginning of time through the Effective Date, including those directly or indirectly arising from, connected with, or in any way related to:

(i)the Executive’s employment by any member of the Company Group;

(ii)the Executive’s service as a director, officer, manager, or employee, as the case may be, of any member of the Company Group;

(iii)any transaction prior to the Effective Date, including all effects, consequences, losses, and damages relating thereto;

(iv)any services provided by the Executive to any member of the Company Group;

(v)the Employment Agreement or any documents ancillary thereto; or

(vi)under any law, including the common law or any federal or state statute, including all claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the False Claims Act, 31 U.S.C.A. § 3730, including any right to personal gain with respect to any claim asserted under its “qui tam” provisions; Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act, the Americans with Disabilities Act of 1990, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, Georgia Equal Employment for Persons with Disabilities Code, Georgia Sex Discrimination in Employment Act, Georgia Wage Payment Act, Georgia Fair Employment Practices Act of 1978, the Georgia Code of Ordinances (as each of the foregoing may be amended from time to time), any other federal, state, or local civil or human rights law or any other federal, state, or local law, regulation, or ordinance, any public policy, contract, tort, or common law, or any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters (the Potential Claims from the beginning of time through the Effective Date, including those set forth in clauses (i) through (vi), the “Released Matters”), except that the Released Matters do not include any Potential Claims directly arising from: (w) this Agreement, (x) any claims to the extent that such claims cannot be waived under law, including the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission (the “EEOC”) (except that the Executive is expressly waiving any claim for monetary damages, recovery, or relief should the EEOC or any other agency or commission pursue any such claims on the Executive’s behalf), (y) indemnification under applicable law or the Company’s charter or bylaws and any related insurance coverage, or (z) any accrued and vested compensation or benefits, whether under any tax-qualified retirement plans or otherwise.
(b)The Executive represents and warrants to the Released Parties that neither the Executive nor any Releasing Party has made an assignment or transfer of any of the Potential Claims for any Released Matter.

(c)The Executive acknowledges and agrees that neither this Agreement nor the furnishing of the consideration under this Agreement, including for the release given under this Section 5, will be deemed or construed at any time to be an admission by the Executive or any Released Party of any liability or improper or unlawful conduct of any kind.

(d)With respect to any and all Potential Claims for any Released Matter, the Executive expressly waives and relinquishes, and the other Releasing Parties will be deemed to have expressly waived and relinquished, any and all provisions, rights, and benefits conferred by any law of any other jurisdiction or principle of common law that provides that a general release does not extend to claims that are unknown or unsuspected to the releasor at the time the releasor executes the release. The Executive acknowledges that the inclusion of such unknown Potential Claims herein was separately bargained for and was a key element of this Section 5. The Executive acknowledges, and the other Releasing Parties will be deemed to have acknowledged, that they may hereafter discover facts which are different from or in addition to those that they may now know or believe to be true with respect to any and all Potential Claims herein released and agree that all such unknown Potential Claims are nonetheless released and that this Section 5 will remain effective in all respects even if such different or additional facts are subsequently discovered.

(e)The Executive acknowledges and agrees that the Company’s obligations under this Agreement, and the other covenants of the Company herein, have provided good and sufficient consideration for every promise, duty, release, obligation, agreement, and right contained in this Section 5.

(f)This Section 5 may be pleaded by the Released Parties as a full and complete defense and may be used as the basis for an injunction against any action at law or equity instituted or maintained against them in violation of this Section 5. In the event any Potential Claim is brought or maintained by the Executive or any Releasing Party against any Released Party in violation of this Section 5, the Executive will be responsible for all costs and expenses, including reasonable attorneys’ fees, incurred by the Released Parties in defending the same.

(g)The Executive affirms that he (i) has not filed or caused to be filed, and is not presently a party to, any claim, grievance, complaint, charge, or action against any member of the Company Group in any forum or form, (ii) has no known workplace injuries or occupational diseases, and (iii) has been provided and has not been denied any leave requested under the Family and Medical Leave Act.

(h)Nothing in this Agreement shall prohibit or impede the Executive from communicating, cooperating, or filing a complaint with any U.S. federal, state, or local governmental or law enforcement branch, agency, or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state, or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that is or are protected under the whistleblower provisions of any such law or regulation, provided that in each case, such communications and disclosures are consistent with applicable law. The Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. The Executive hereby confirms that he understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will the Executive be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Company without prior written consent of the Company’s SVP, General Counsel & Secretary or other officer designated by the Company.

Section 6.Additional Obligations.

(a)The provisions of Section 5 (Agreement Not to Compete), Section 6 (Agreement Not to Solicit/Hire Employees), and Section 7 (Ownership and Protection of Proprietary Information) of the Employment Agreement, together with Section 7 [sic] (Construction/Enforcement of Post-Employment Covenants) and Section 8 (Violation of Post-Employment Covenants) (collectively, the “Restrictive Covenants”), are incorporated herein by reference and made a part hereof (together with any applicable definitions), and the Executive reaffirms that such Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group.

(b)The Executive will not, at any time, take any action or make any public statement, including statements to individuals, subsequent employers, vendors, clients, customers, suppliers, or licensors or the news media, that would disparage, defame, or place in a negative light any member of the Company Group, or any of their respective officers, directors, managers, stockholders, members, creditors, affiliates, employees, successors, assigns, business services, products, or dealerships, except that nothing herein will restrict the Executive from making truthful statements that are required by applicable law or by order of any court of competent jurisdiction.

(c)At all times during the Executive’s employment hereunder, the Executive will comply with written policies of the Company applicable to the Executive, including, by way of example and without limitation, the Company’s policies covering insider trading, conflicts of interest and code of conduct and ethics.

(d)The Executive acknowledges that the provisions of this Section 6 are a material inducement to the Company entering into this Agreement, and that any act in violation of such provisions will constitute a material breach of this Agreement.

Section 7.Taxes. The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law.

Section 8.Cooperation.

(a)The Executive agrees that he will provide reasonable cooperation to the Company and its counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during his employment with the Company in which he was involved or of which he had knowledge. In consideration for the Executive’s compliance with this paragraph, the Company agrees to reimburse the Executive for reasonable out-of-pocket expenses incurred at the request of the Company. The Company agrees that any requests for cooperation shall take into account and accommodate the Executive’s employment obligations following the Separation Date.

(b)The Executive further agrees that, in the event the Executive is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding or otherwise) which in any way relates to the Executive’s employment with the Company, the Executive will give prompt notice of such request to the Company’s SVP, General Counsel & Secretary and will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

Section 9. Return of Company Property.

(a)As of, or promptly following, the Separation Date, the Executive will return to the Company (i) the Company’s demonstrator vehicle in good condition, reasonable and ordinary wear and tear excepted, and (ii) all other items of Company Group property in the Executive’s possession or control and any items containing confidential or proprietary information or technology of any member of the Company Group.

(b)If the Executive discovers he has any such item of Company Group property in his possession after the Separation Date, the Executive will promptly, but no later than two (2) business days after such discovery, return such property to the Company. The return of property under this Section 9(b) will not affect the Executive’s liability for any losses or damages caused by the breach of the representation in Section 9(a).

Section 10.Successors and Assigns; No Third-Party Beneficiaries.

(a)This Agreement shall inure to the benefit of the Company and its respective successors and assigns. Neither this Agreement nor any of the rights, obligations, or interests arising hereunder may be assigned by the Company to any person or entity (other than another member of the Company’s affiliated group or its or their respective successors) without the Executive’s prior written consent (which shall not be unreasonably withheld, delayed, or conditioned); provided, however, that in the event of a sale of all or substantially all of the assets of the Company, the Company may provide that this Agreement will be assigned to, and assumed by, the acquiror of such assets, it being agreed that in such circumstances, the Executive’s consent will not be required in connection therewith.
(b)The Executive’s rights and obligations under this Agreement shall not be transferable by the Executive by assignment or otherwise, without the prior written consent of the Company; provided, however, that if the Executive shall die, all amounts then payable to the Executive hereunder shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee, or if there be no such designee, to the Executive’s estate.

(c)Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the Company, the other members of the Company’s affiliated group, and the Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 11.Waiver and Amendments. Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification must be consented to on the Company’s behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

Section 12.Severability. If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

Section 13.Governing Law; Jurisdiction; Venue.

(a)This Agreement will be governed by and construed and enforced in accordance with the internal laws (and not the choice of law principles) of the State of Georgia.

(b)To the extent permitted under Section 18, the parties consent to the exclusive jurisdiction of all state and federal courts located in Atlanta, Georgia, as well as to the jurisdiction of all courts of which an appeal may be taken from such courts, for the purpose of any suit, action, or other proceeding arising out of, or in connection with, this Agreement or the transactions contemplated hereby. Each party hereby expressly waives (a) any and all rights to bring any suit, action, or other proceeding in or before any court or tribunal other than the courts described in this Section 13, and agrees that it will not seek in any manner to resolve any dispute other than as set forth in this Section 13 or Section 18, as applicable, and (b) any and all objections that it may have to venue, including the inconvenience of such forum, in any of such courts. In addition, the parties consent to the service of process by personal service or any manner in which notices may be delivered hereunder.

Section 14.Notices.

(a)Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices and communications by the Executive to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s SVP, General Counsel & Secretary, and all notices and communications by the Company to the Executive may be given to the Executive personally or may be mailed to the Executive at the Executive’s last known address, as reflected in the Company’s records.

(b)Date of Delivery. Any notice so addressed shall be deemed to be given (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first (1st) business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third (3rd) business day after the date of such mailing.

Section 15.Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 16.Entire Agreement. This Agreement, together with the Employment Agreement (as modified herein) through the Transition Date, constitutes the entire understanding and agreement of the parties hereto regarding the continued employment of the Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement.

Section 17.Survival. The provisions of this Agreement shall survive the Separation Date to the extent necessary to give effect thereto.

Section 18.Dispute Resolution. Section 12(c) of the Employment Agreement is incorporated by reference and made a part hereof, it being understood and agreed that this Section 18 shall not preclude or restrict the Company from seeking and obtaining injunctive relief and damages in a court of competent jurisdiction in relation to matters regarding the Executive’s obligations under Section 6 hereof.

Section 19.Consultation with Attorney; Voluntary Agreement. The Executive acknowledges that (a) the Company has advised the Executive of the Executive’s right to consult with an attorney of the Executive’s own choosing prior to executing this Agreement, and the Executive has so consulted an attorney, (b) the Executive has carefully read and fully understands all of the provisions of this Agreement, (c) the Executive is entering into this Agreement, including the release set forth herein, knowingly, freely, and voluntarily in exchange for good and valuable consideration, and (d) in exchange for the Executive’s release and waiver of claims pursuant to Section 5, the Executive is receiving consideration in addition to anything of value to which he was already entitled.
Section 20.Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

Section 21.Sealed Instrument. The parties acknowledge and agree that it is their intent that this Agreement is, and will be treated and construed as, a sealed instrument for all purposes of Georgia law, including the statute of limitations applicable to sealed instruments.
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[Signatures to appear on the following page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ Jed C. Milstein
Name:	Jed C. Milstein
Title:	Vice President, Chief Human Resources Officer

EXECUTIVE:

CRAIG T. MONAGHAN

/s/ Craig T. Monaghan		,
an individual

EXHIBIT A
RELEASE OF CLAIMS
In exchange for the payments and benefits set forth in the Transition and Separation Agreement to which this Release of Claims is attached to as Exhibit A (the “Transition Agreement”), I, on behalf of myself and my affiliates, heirs, beneficiaries, personal representatives, agents, successors, and assigns and their respective successors and assigns (collectively, the “Releasing Parties”), hereby forever knowingly, voluntarily, unconditionally, and absolutely release, acquit, remise, and discharge the Company Group (as defined in the Transition Agreement), and each member of the Company Group’s past, present, and future officers, directors, managers, stockholders, members, employees, trustees, agents, representatives, affiliates, successors, and assigns, including all affiliated dealerships (collectively, the “Released Parties”) from any and all claims, claims for relief, demands, actions, and causes of action of any kind or description whatsoever, known or unknown, whether arising out of contract, tort, statute, treaty, or otherwise, in law or in equity, which a Releasing Party now has, has had, or may hereafter have against any of the Released Parties) (each a “Potential Claim”) from the beginning of time through the date I execute this Release of Claims (the “Release Date”), including those directly or indirectly arising from, connected with, or in any way related to:
(i)my employment by any member of the Company Group;

(ii)my service as a director, officer, manager, or employee, as the case may be, of any member of the Company Group;

(iii)any transaction prior to the Release Date, including all effects, consequences, losses, and damages relating thereto;

(iv)any services provided by me to any member of the Company Group;

(v)the Employment Agreement (as defined in the Transition Agreement) or Transition Agreement (expect as provided below) or any documents ancillary thereto;

(vi)my separation from employment with any member of the Company Group; or

(vii)under any law, including the common law or any federal or state statute, including all claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the False Claims Act, 31 U.S.C.A. § 3730, including any right to personal gain with respect to any claim asserted under its “qui tam” provisions; Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967 (the “ADEA”), including all rights and claims under the ADEA, the Older Workers’ Benefit Protection Act of 1990, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, Georgia Equal Employment for Persons with Disabilities Code, Georgia Sex Discrimination in Employment Act, Georgia Wage Payment Act, Georgia Fair Employment Practices Act of 1978, the Georgia Code of Ordinances (as each of the foregoing may be amended from time to time), any other federal, state, or local civil or human rights law or any other federal, state, or local law, regulation, or ordinance, any public policy, contract, tort, or common law or any allegation for costs, fees, or other expenses including attorneys’ fees incurred in these matters (the Potential Claims from the beginning of time through the Release Date, including those set forth in clauses (i) through (vii), the “Released Matters”), except that the Released Matters do not include any Potential Claims directly arising from: (w) the Company’s obligations under the Transition Agreement, (x) any claims to the extent that such claims cannot be waived under law, including the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission (the “EEOC”) (except that I am expressly waiving any claim for monetary damages, recovery, or relief should the EEOC or any other agency or commission pursue any such claims on my behalf) and any claims under the ADEA that may arise after the Release Date, (y) indemnification under applicable law or the Company’s charter or bylaws and any related insurance coverage, or (z) any accrued and vested compensation or benefits, whether under any tax-qualified retirement plans or otherwise.

I represent and warrant to the Released Parties that neither myself nor any Releasing Party has made an assignment or transfer of any of the Potential Claims for any Released Matter.
I acknowledge and agree that neither this Release of Claims nor the furnishing of the consideration under the Transition Agreement, including for the release given under this Release of Claims, will be deemed or construed at any time to be an admission by me or any Released Party of any liability or improper or unlawful conduct of any kind.

With respect to any and all Potential Claims for any Released Matter, I expressly waive and relinquish, and the other Releasing Parties will be deemed to have expressly waived and relinquished, any and all provisions, rights, and benefits conferred by any law of any other jurisdiction or principle of common law that provides that a general release does not extend to claims that are unknown or unsuspected to the releasor at the time the releasor executes the release. I acknowledge that the inclusion of such unknown Potential Claims herein was separately bargained for and was a key element of this Release of Claims. I acknowledge, and the other Releasing Parties will be deemed to have acknowledged, that I or they may hereafter discover facts which are different from or in addition to those that I or they may now know or believe to be true with respect to any and all Potential Claims herein released and agree that all such unknown Potential Claims are nonetheless released and that this Release of Claims will remain effective in all respects even if such different or additional facts are subsequently discovered.
I acknowledge and agree that the Company’s obligations under the Transition Agreement, and the other covenants of the Company in the Transition Agreement, have provided good and sufficient consideration for every promise, duty, release, obligation, agreement, and right contained in this Release of Claims.
This Release of Claims may be pleaded by the Released Parties as a full and complete defense and may be used as the basis for an injunction against any action at law or equity instituted or maintained against them in violation of this Release of Claims. In the event any Potential Claim is brought or maintained by me or any Releasing Party against any Released Party in violation of this Release of Claims, I will be responsible for all costs and expenses, including reasonable attorneys’ fees, incurred by the Released Parties in defending the same.
I affirm that I (i) have not filed or caused to be filed, and I am not presently a party to any claim, grievance, complaint, charge, or action against any member of the Company Group in any forum or form, (ii) have no known workplace injuries or occupational diseases, and (iii) have been provided and have not been denied any leave requested under the Family and Medical Leave Act.
I acknowledge and agree that I have been given twenty-one (21) calendar days to consider the terms of this Release of Claims, although I may sign this Release of Claims sooner (and by doing so, I waive any portion of the remaining twenty-one (21)-day consideration period). I will have seven (7) calendar days from the date on which I sign this Release of Claims to revoke my consent to the terms of this Release of Claims. Such revocation must be in writing and timely delivered to the Company in person or by next day courier in accordance with the requirements of Section 14 of the Transition Agreement (which is incorporated herein by reference). For the revocation to be effective, notice of such revocation must be received within such seven (7) calendar days referenced above. In the event of such revocation by me, this Release of Claims will not become effective and I will not have any further rights to payment under the Transition Agreement. If I do not revoke this Release of Claims within such seven (7)-day period, this Release of Claims will, on the eighth (8th) calendar day after the Release Date (the “Release Effective Date”), become and will be deemed effective as of the Release Date.
I acknowledge that (i) the Company has advised me of my right to consult with an attorney of my own choosing prior to executing this Agreement, and I have so consulted an attorney, (ii) I have carefully read and fully understand all of the provisions of this Release of Claims, (iii) I am entering into this Release of Claims knowingly, freely, and voluntarily in exchange for good and valuable consideration, and (iv) in exchange for my release and waiver of claims under the ADEA pursuant to this Release of Claims, I am receiving consideration in addition to anything of value to which I was already entitled, as required by 29 U.S.C. § 626(f)(1)(D).
This Release of Claims will be governed by and construed and enforced in accordance with the internal laws (and not the choice of law principles) of the State of Georgia. I acknowledge and agree that it is my intent that this Release of Claims is, and will be treated and construed as, a sealed instrument for all purposes of Georgia law, including the statute of limitations applicable to sealed instruments.
[Signature to appear on next page.]

CRAIG MONAGHAN:

,an individual
Date: